UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2023

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including those regarding the Asset Purchase Agreement (as defined), future financial and operating results and any other statements about Onfolio Holdings Inc.’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as anticipate, intend, believe, estimate, plan, seek, project or expect, may, will, would, could or should, the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including; difficulties in integration or a failure to attain anticipated operating results or synergies, each of which could affect the accretiveness of the acquisitions, and the other factors described in Onfolio Holdings Inc.’s public filings filed with the Securities and Exchange Commission. Onfolio Holdings Inc. undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. You are further advised to review the Risk Factors set forth in Onfolio Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on April 12, 2023, which further detail and supplement the factors described in this paragraph.

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement - RevenueZen LLC

On December 31, 2023, Onfolio Holdings Inc. (the “Company”) and RevenueZen LLC, a Delaware limited liability company ("RevenueZen Delaware") and subsidiary of the Company entered into and closed an asset purchase agreement (the "Asset Purchase Agreement") with RevenueZen LLC, an Oregon limited liability company ("RevenueZen"), for the purchase of substantially all of the assets utilized in the operation of the RevenueZen business. RevenueZen works with B2B brands to grow their organic and referral traffic. In addition, they provide and consult on content marketing services to help convert that traffic into paying customers. Services range from Search Engine Optimization (‘SEO’) to Linkedin marketing.

Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions contained therein, at the closing, RevenueZen agreed to sell to RevenueZen Delaware the RevenueZen Business, all as more fully described in the Asset Purchase Agreement. The aggregate purchase price for the RevenueZen Business was $1,105,000, consisting of $240,000 in cash at closing, $425,000 in Onfolio Series A Preferred Shares, and a $440,000 11% interest only secured promissory note made by RevenueZen Delaware due December 31, 2025 (the “Promissory Note”). Additionally, for up to 12 months, additional earn-out payments could be paid to RevenueZen pursuant to the earn-out formula described in the Asset Purchase Agreement. In addition, five RevenueZen founders received a total of a 12% roll-over equity interest RevenueZen Delaware, and they will serve in leadership roles with the RevenueZen Delaware team. Also, certain of the founders received a total of 270,000 non-qualified stock options to purchase Company common shares at $0.51 per share pursuant to the Company’s 2020 Equity Compensation Plan.

Copies of the Asset Purchase Agreement and Promissory Note are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 herein is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 herein is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD.

On January 4, 2023, the Company issued a press release announcing the closing of the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To be filed by amendment not later than 71 days after the last date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

To be filed by amendment not later than 71 days after the last date on which this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement - RevenueZen
10.1	Promissory Note - RevenueZen
99.1	Press release dated January 4, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: January 4 2024	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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